Exhibit 99.1

            W. Dean Baker Joins Semtech Board of Directors


    CAMARILLO, Calif.--(BUSINESS WIRE)--Oct. 12, 2006--Semtech Corp. (Nasdaq:SMTC), a leading supplier of analog and mixed-signal semiconductors for communications, portable devices, computers, and industrial equipment, today announced that W. Dean Baker has been elected to the Company's Board of Directors.

    "I am pleased to have Dean Baker join our Board of Directors," stated Mohan Maheswaran, President and CEO of Semtech. "Dean brings leadership, technology knowhow and general management experience to Semtech that will enhance our ability to execute on our growth plans for the future."

    About the New Director

    Wilford Dean Baker, whose executive career in the aerospace and defense industry spans over 20 years, currently serves on the board of directors of Data Display Products, a private held provider of custom LED lighting products, and consults with firms in the technology sector on program reviews as well as evaluations of technical, management, and strategic matters. He served in a variety of leadership positions at Northrop Grumman Corporation from 1983 through 1999. He was Vice-President and General Manager of the Defensive Systems Division from 1997 to 1999. He was the Vice-President and General Manager of Combat Support Systems during 1996 - 1997 and the Vice-President and TSSAM Program Manager for the Aircraft Division from 1991 - 1996.

    About Semtech

    Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

    Forward-Looking and Cautionary Statements

    This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "estimates," "believes," "projects," "should," "will," "plans" and similar words.

    Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 2005, in the Company's other filings with the SEC, and in material incorporated therein by reference. Forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Semtech Corp.
             John Baumann, Treasurer, 805-480-2010